EXHIBITS TO BE FILED BY EDGAR




Exhibits


       F-1(a)      "Past-tense" opinion of Berlack, Israels & Liberman LLP.

       F-2(a)      "Past-tense"  opinion of Ryan, Russell,  Ogden & Seltzer
                   LLP.

       F-3(a)      "Past-tense" opinion of Richards, Layton & Finger P.A.